UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2007
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2007, the Compensation Committee of iPass Inc. approved the performance metrics for the first quarter of 2007 for iPass’ 2007 Annual Executive Management Bonus Plan (the “Plan”). The performance metrics for the remaining quarters of 2007 are yet to be established. Each quarter stands on its own.

The Plan functions as follows:

Each Executive Officer is a participant in the Plan, and has an annual target bonus. Quarterly target bonuses are 25% of the annual target bonuses. Quarterly target bonuses for 2007 are the same as existed in 2006, and are as follows for the iPass principal executive officer, principal financial officer, and other executive officers that appeared in the compensation table of the iPass’ proxy statement filed for its 2006 Annual Meeting of Stockholders:

Officer	Title	Quarterly Target Bonus
Kenneth D. Denman	Chairman and CEO	$37,500
John Charters	Chief Operating Officer	$30,000
Anurag Lal	Chief Business Development and Sales Officer	$40,000
Bruce K. Posey	Senior Vice President, Gen. Counsel and Corporate Secretary	$25,000
Frank E. Verdecanna	Vice President and Chief Financial Officer	$25,000

Target bonus is paid out 20% based on individual objectives, and 80% on corporate objectives, with the exception of Mr. Lal and Mr. Denman. Mr. Lal’s bonus is based on 50% individual objectives and 50% on corporate objectives. Mr. Denman’s bonus is based 100% on corporate objectives.

With respect to the corporate objectives portion of the bonus, the target bonus is paid out based on how iPass performs on a quarterly basis against established performance metrics. These performance metrics are:

• broadband and fees revenues;
• total iPass revenues;
• non-GAAP earnings per share (as reported by iPass);
• non-GAAP operating expenses (as reported by iPass); and
• contract monthly order value.

“Contract monthly order value” means the contracted value of the monthly financial obligation of the customer which includes all services, fees and products (excluding fixed broadband hardware and Mobile Data cards).

Each performance metric is given a weighting, and they all add up to 100%. In the event the target metric is met, target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary is also set on each side of each target metric. In the event only the lower boundary is met, target bonus is paid out at 50% of that component of the bonus. No payment is made for performance under the lower boundary. In the event the upper boundary is met, target bonus is paid out at 150% of that component of the bonus. Performance between the boundaries and target levels are paid based on a straight-line calculation. Above the upper boundary, additional bonus is paid on a straight-line basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  February 13, 2007